SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2005 (April 6, 2005)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way

Wayne, New Jersey 07470

(Address of principal executive offices)

Registrant’s telephone number, including area of service (973) 617-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

Pursuant to a written request received from Global Toys Acquisition, LLC (“Parent”), the investment group consisting of affiliates of Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. and Vornado Realty Trust (collectively, the “Sponsor Group”), on April 6, 2005, Toys “R” Us, Inc. (the “Company”) commenced a cash tender offer to purchase up to $402,500,000 principal amount of its outstanding Senior Notes due August 16, 2007 (which were originally issued as part of the Company’s Equity Security Units) (the “Notes”). The written request from Parent included a waiver of the applicable restrictive covenants under the Agreement and Plan of Merger dated March 17, 2005 among the Company, Parent and Global Toys Acquisition Merger Sub, Inc. (“Acquisition Sub”). The Company issued a press release announcing the tender offer on April 7, 2005, a copy of which is furnished as Exhibit 99.1.

The tender offer documents which were mailed to the holders of the Notes included the following description of the proposed financing of the merger contemplated by the Agreement and Plan of Merger:

Financing of the Merger

In connection with the merger, Parent will cause approximately $6.6 billion to be paid out to the Company’s stockholders and holders of other equity interests in the Company. These payments are expected to be funded by a combination of equity contributions by the investors in Parent and debt financing. The Sponsor Group has collectively agreed to contribute, subject to the satisfaction of certain conditions, $1.2 billion of equity to Parent and the remaining funds necessary to finance the merger are expected to be obtained through Parent’s debt financing.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the merger agreement, which are subject to customary conditions. After giving effect to contemplated draws by the subsidiaries of the Company under the new debt commitments, Parent currently expects total existing and new debt outstanding at closing of the merger transaction will be approximately $6 billion. The Company does not currently have any plans to make tender offers for any of its other existing debt securities.

In connection with the execution and delivery of the merger agreement, Parent obtained commitments to provide approximately $6.2 billion in debt financing (not all of which is expected to be drawn at closing) consisting of (a) a $2.85 billion U.S. asset-based debt facility (the “Asset-Based Facility”), (b) a $2.0 billion high-yield bridge facility (the “U.S. Bridge Facility”), (c) a $1.0 billion European real estate bridge facility (the “European Bridge Facility”) and (d) a $350 million European working capital facility (the “European Working Capital Facility” and, together with the European Bridge Facility, the “European Facilities”). Parent expects to use these facilities and existing debt and may use alternative financing to finance the merger.

Asset-Based Facility

Borrowings under the Asset-Based Facility are limited by a borrowing base which is calculated periodically based on specified percentages of the value of eligible inventory, eligible credit card accounts receivable and eligible real estate (with a limit of $725 million on borrowing based on eligible real estate at closing), subject to certain reserves and other adjustments. The Asset-Based Facility will be guaranteed by the U.S. subsidiaries of Toys “R” Us – Delaware and secured by a perfected first priority lien on substantially all assets of Toys “R” Us – Delaware and its subsidiaries. Acquisition Sub is not required to complete mortgage documentation by closing in order to borrow up to $725 million against the value of the real estate. At or prior to closing, up to $725 million of the Asset-Based Facility may be transferred to the U.S. Bridge Facility, subject to certain conditions. The Asset-Based Facility commitments are conditioned on the merger being consummated by October 31, 2005, as well as other customary conditions including the absence of a material adverse change at the Company, the creation of security interests, the execution of satisfactory definitive documentation, receipt of at least $1.2 billion (in the aggregate) in equity or junior capital from equity investors, including affiliates of members of the Sponsor Group, receipt of certain proceeds from U.S. Bridge Facility and the European Bridge Facility, receipt of all required consents and approvals, the absence of any material amendments or waivers to the merger agreement to the extent materially adverse to the lenders which have not been approved and the absence of any event of default.

U.S. Bridge Facility

The U.S. Bridge Facility will be reduced by the amount of Yen denominated debt outstanding at closing. Under certain circumstances, Parent has the option to transfer up to $725 million from the Asset-Based Facility to the U.S. Bridge Facility at or prior to closing. The U.S. Bridge Facility will become obligations of the U.S. subsidiaries of Toys “R” Us – Delaware and is conditioned on the merger being consummated by October 31, 2005, as well other customary conditions including the absence of a material adverse change at the Company, the execution of satisfactory definitive documentation, receipt of at least $1.2 billion (in the aggregate) in equity or junior capital from equity investors, including affiliates of members of the Sponsor Group, receipt of certain proceeds from the Asset-Based Facility and the European Bridge Facility, receipt of all required consents and approvals, the absence of any material amendments or waivers to the merger agreement to the extent materially adverse to the lenders which have not been approved and the absence of any event of default.

European Facilities

The European Facilities will initially be secured by a pledge of the stock of Acquisition Sub and, upon closing, will be secured by, among other things, a first priority mortgage lien on identified properties, a first priority assignment of all leases and rents attributable to the properties and a lien over all of the other assets of the obligors in respect of the European Facilities. The European Facilities are conditioned upon the execution of the definitive documentation by October 17, 2005 and other customary conditions including the creation of security interests, the execution of satisfactory documentation, the absence of any amendments or waivers to the merger agreement which have not been approved and in the case of the European Working Capital Facility, the absence of a material adverse change at the Company. Initial borrowings under the European Bridge Facility are subject only to limited conditions including the absence of payment default under the facility, the absence of a bankruptcy at Parent, the absence of a breach by Parent under certain material negative covenants and representations and the absence of a breach by Parent with respect to certain undertakings in respect of the acquisition.

Notes Expected to be Subordinated to New Financing

The Notes are obligations exclusively of the Company and not of its subsidiaries. The Company is a holding company and conducts all of its operations through subsidiaries. The Company’s ability to meet its obligations under the Notes will be dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to the

Company. The Company’s right to participate as an equity holder in any distribution of assets of any subsidiary (and thus the ability of holders of the Notes to benefit as creditors of the Company from such distribution) is junior to creditors of that subsidiary, including trade creditors, debt holders, secured creditors, taxing authorities and any guarantee holders. As a result, claims of holders of the Notes will be effectively subordinated to the existing and future creditors of the Company’s subsidiaries. In the event of the Company’s liquidation or reorganization, holders of Notes will generally have a junior position to claims of creditors of its subsidiaries. Parent has advised the Company that all of the new indebtedness to be incurred in connection with the proposed merger will be incurred by subsidiaries of the Company.

The Company’s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes or to provide the Company with funds for its payment obligations, whether by dividend, distribution, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by the Company’s subsidiaries to the Company could be subject to contractual restrictions. Payments to the Company by its subsidiaries will also be contingent upon its subsidiaries’ earnings and business considerations.

The Notes are not secured and are therefore effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness and to the extent the indenture does not require the Notes to be ratably secured. However, the requirements to ratably secure the Notes under the indenture are limited as described in the section entitled “Description of the Senior Notes” in the prospectus dated May 21, 2002 relating to the Equity Security Units, which such section is incorporated by reference in the offer to purchase constituting a part of the tender documents. Parent has advised the Company that some or all of the new financing to be incurred in connection with the proposed merger will be secured by assets of the Company or its subsidiaries.

In connection with the proposed merger, the Company will prepare a proxy statement for the stockholders of the Company to be filed with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy will be available free of charge at the SEC’s website, www.sec.gov, and stockholders of the Company will also be able to obtain the proxy statement free of charge by directing their requests to Toys “R” Us, Inc., One Geoffrey Way, Wayne, New Jersey 07470, Attention: Investor Relations.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, our proposed merger and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

ITEM 9.01 EXHIBITS

(c)	Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated April 7, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYS “R” US, INC.
(Registrant)

Date: April 7, 2005	By:	/s/ Raymond L. Arthur
	Name:	Raymond L. Arthur
	Title:	Executive Vice President –
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated April 7, 2005